Exhibit 10.1

SUBSCRIPTION AGREEMENT

SCHMID Group N.V.
Robert-Bosch-Str. 32-36,
72250 Freudenstadt
Germany

Ladies and Gentlemen:

This subscription agreement (the "Subscription Agreement") is being entered into by and among SCHMID Group N.V. (the "Company"), a Dutch public limited liability company (naamloze vennootschap), XJ Harbour HK Limited (the "Investor"), Christian Schmid, and Anette Schmid, for ordinary shares in the share capital of the Company ("Shares").

The Investor has claims against the Company of USD 26,236,342 (including interest until October 31, 2025) (the "Outstanding Claims") arising from a subscription agreement dated January 26, 2024 as amended on April 29, 2024. In connection with this outstanding debt, the Company will issue Shares at a share price of USD 2.15 per Share (the "Subscribed Shares") of the Company against set-off of Outstanding Claims, subject to the terms and conditions of this Subscription Agreement. The closing of the transaction by issuance of the Subscribed Shares to an account of the Investor at the Company's share transfer agent Continental Stock Transfer & Trust Company ("Continental") (the "Closing") will be performed as soon as possible after the approval of the share issuance by the Company's shareholders in an extraordinary shareholder meeting (the date on which the Closing occurs, the "Closing Date"). The exact number of issued shares shall be calculated by dividing the Outstanding Claims on the Closing Date (plus any additional accrued interest until the Closing Date) by the agreed share issuance price of USD 2.15 per share.

In connection therewith, and in consideration of the foregoing and the mutual representations, and subject to the conditions, set forth herein, and intending to be legally bound hereby, the Investor and the Company hereby agrees as follows:

1.	ISSUANCE AND TRANSFER

(a)	The Investor hereby irrevocably agrees to subscribe for and purchase from the Company, and the Company hereby irrevocably agrees to issue and sell to the Investor, the Subscribed Shares on the terms and subject to the conditions provided for herein through a set-off of the Outstanding Claims.

(b)	On the Closing Date, the Company shall issue to the Investor, and the Investor shall subscribe for, the Subscribed Shares in compliance with the laws of the Netherlands, including but not limited to issuance through Dutch notarial deeds (the "Share Issuance"), and the Company shall procure that the Investor's ownership over the Subscribed Shares is registered with Continental.

(c)	Upon completion of the Share Issuance and upon the Investor becoming the sole legal and beneficial owner of the Subscribed Shares as evidenced by an updated entry in the share registry of the Company at Continental, the obligation of the Company to repay the Outstanding Claims shall be deemed to have been fully and irrevocably discharged.

(d)	The Company shall procure that, within ten (10) calendar weeks after the completion of the Share Issuance, the Subscribed Shares are duly registered under the Securities Act (as defined below) (the date of completion of such registration, the "Registration Date").

(e)	Upon completion of the Share Issuance, the Investor shall transfer its remaining equity interest in SCHMID Technology (Guangdong) Co. Ltd. to the Company.

2.	SHARE PRICE PROTECTION

(a)	If, during the two (2) years after the Registration Date (the "Protection Period"), the Investor sells any of the Subscribed Shares for less than USD 2.15, the Company shall be required to issue, at no further consideration other than the nominal value of the Shares of USD 0.01 per Share, additional Shares (the "Compensation Shares") to the Investor in an amount equal to (i) the difference between USD 2.15 and the actual average selling price per Subscribed Share, which difference shall be capped at USD 0.215 per share, multiplied by (ii) the aggregate number of the sold Subscribed Shares, further divided by (iii) the per share market value of the Compensation Shares as of the date of completion of their issuance, and then further multiplied by (iv) two, in order to compensate the Investor for any potential lower market value of the sold Subscribed Shares.[1]

(b)	Christian Schmid and Anette Schmid (the "Pledgors") shall provide a security in form of a pledge of 400,000 shares in the capital of Group14 Technologies, Inc. ("Group 14") with the agreed share price of USD 25 per share in favor of the Investor (the "Share Pledge"). The Share Pledge shall be created on or prior to the Registration Date and shall remain in full effect until the expiration of the Protection Period. At any time during the Protection Period, the Investor shall be entitled to provide written notice to the Pledgors to require the Pledgors to transfer shares in Group 14 to the Investor in an amount equal to (i) the difference between USD 1.935 and the actual selling price per Subscribed Share multiplied by (ii) the aggregate number of the sold Subscribed Shares, further divided by (iii) USD 25 per share, in order to compensate Investor for any potential lower market value of the sold Subscribed Shares.[2]

1 For the avoidance of doubt and to provide a calculation example, if e.g. XJ sells 6 million shares during the Protection Period for an average of USD 2.00 per share, then the number of Compensation Shares to be issued to XJ by SCHMID would be calculated as USD 0.15 (difference between USD 2.15 and the average selling price of USD 2.00 per share) x 6 million shares = USD 900,000. Assuming when the Compensation Shares are issued to XJ the market price remains at USD 2.00 per share, then 450,000 times 2 = 900,000 Compensation Shares would be required to be issued to XJ.

2 For the avoidance of doubt and to provide a calculation example, if e.g. XJ sells 6 million shares during the Protection Period for an average of USD 1.80 per share, then the number of Group 14 shares pledged to XJ (agreed value USD 25 per Group 14 share) that shall be transferred to XJ at the end of the Protection Period shall equal USD 0.135 (difference between USD 1.935 and USD 1.80) x 6 million = USD 810,000. This means, 32,400 (USD 810,000 divided by USD 25) of the pledged Group 14 shares shall be legally transferred to XJ in addition to the Compensation Shares.

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(c)	The Investor shall provide documentation of the transaction providing the selling price of the Subscribed Shares at the end of each quarter.

(d)	The share price protection mechanism in this Section 2 shall have priority over the shareholders of and the related party loans of the Company.

(e)	This Section 2 shall automatically terminate and be of no further force or effect upon the earlier of (i) the expiry of the Protection Period, and (ii) completion of the Investor's sale or disposal of all of the Subscribed Shares in a private transaction prior to the Registration Date.

3.	COMPANY REPRESENTATIONS AND WARRANTIES

The Company, with respect to the representations and warranties set forth below relating to the Company, represents and warrants to the Investor that:

(a)	The Company is a public limited liability company (naamloze vennootschap) under the laws of the Netherlands.

(b)	As of the Closing Date, the Subscribed Shares will be duly authorized and, when issued and delivered to the Investor in accordance with the terms of this Subscription Agreement, the Subscribed Shares will be validly issued, fully paid and non-assessable (which, under Dutch law, is interpreted to mean that a holder of a Share shall not by reason of merely being such a holder be subject to assessment or calls by the Company or its creditors for further payment on such Share) free and clear of any liens, encumbrances or other restrictions (other than those arising under applicable securities laws), and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company's articles of association (statuten) as in effect at such time of issuance and as they will read by contract or under the laws of the Netherlands.

(c)	This Subscription Agreement has been duly authorized, executed and delivered by the Company and, assuming that this Subscription Agreement constitutes the legal, valid and binding agreement of the Investor, this Subscription Agreement constitutes the legal, valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

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(d)	The execution and delivery of, and the performance of the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein does not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or the Company's subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or the Company's subsidiaries, as applicable, is a party or by which the Company or the Company's subsidiaries, as applicable, is bound or to which any of the property or assets of the Company or the Company's subsidiaries, as applicable, is subject that is or would reasonably be expected to have, individually or in the aggregate with all other facts, events, circumstances, changes, conditions, occurrences and effects, a material adverse effect on the business, properties, assets, liabilities, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries, in each case taken as a whole, or on the ability of the Company to consummate the transactions contemplated under this Subscription Agreement (a "Material Adverse Effect"), or to materially affect the validity of the Subscribed Shares or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational or constituent documents of the Company or the Company's subsidiaries, as applicable; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or the Company's subsidiaries, as applicable, or any of their respective properties that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially affect the validity of the Subscribed Shares or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement.

(e)	The Company is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Company, (ii) any loan or credit agreement, guarantee, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which, as of the date of this Subscription Agreement, the Company is a party or by which properties or assets of the Company are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over the Company or any of their properties, as applicable, except for defaults or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or those that the Investor has been made aware of and waived Company liability for as outlined in this Subscription Agreement.

(f)	As of their respective dates, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, all forms, reports, statements, schedules, prospectuses, proxies, registration statements and other documents, if any (the "SEC Reports") filed by the Company with the U.S. Securities and Exchange Commission (the "SEC") on or prior to the Closing Date complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading with the exception of the Company's Form 20-F which was due on May 15, 2025. The Company was unable to file its Form 20-F on or before May 15, 2025 as set out in a Form 6-K on May 22, 2025. A copy of each SEC Report is available to the Investor via the SEC's EDGAR system.

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(g)	Assuming the accuracy of the Investor's representations and warranties set forth in this Subscription Agreement, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Company of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Shares) and the consummation of the transactions contemplated herein other than (i) filings with the SEC, (ii) filings required by applicable securities laws, (iii) filings required in accordance with this Subscription Agreement, (iv) filings required by the Nasdaq Stock Exchange ("Nasdaq"), including with respect to obtaining approval of the Company's shareholders, if applicable, and (v) filings that the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(h)	All issued and outstanding ordinary shares of the Company have been duly authorized and validly issued, are fully paid and are non-assessable, free and clear of all liens or other restrictions (other than those arising under applicable securities laws) and are not subject to preemptive or other similar rights. Except as set forth above, the agreements and arrangements referred to therein or in the SEC Reports, as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any ordinary shares or other equity interests in the Company, or securities convertible into or exchangeable or exercisable for such equity interests. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound other than as set forth in the SEC Reports.

(i)	As of the date hereof, the issued and outstanding ordinary shares of the Company are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol "SHMD."

(j)	Assuming the accuracy of the Investor's representations and warranties set forth in this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Subscribed Shares hereunder. The Subscribed Shares (i) were not offered by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws or in a manner that would otherwise adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the Subscribed Shares under the Securities Act.

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(k)	The Company and its respective subsidiaries have not taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation, administration or winding up or failed to pay its debts when due, nor does the Company or any of its subsidiaries have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or seek to commence an administration.

(l)	There has been no action taken by the Company against any officer, director, equityholder, manager, employee, agent or representative of the Company, in each case, acting on behalf of the Company (as applicable), in violation of any applicable Anti-Corruption Laws (as herein defined), (i) none of the Company and its respective officers, directors, equityholders, managers, employees, agents and representatives has been convicted of violating any Anti-Corruption Laws or subjected to any investigation by a governmental authority for violation of any applicable Anti-Corruption Laws, (ii) the Company has not conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any governmental authority regarding any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Laws and (iii) the Company has not received any written notice or citation from a governmental authority for any actual or potential noncompliance with any applicable Anti-Corruption Laws. As used herein, "Anti-Corruption Laws" means any applicable laws relating to corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977 (as amended), the UK Bribery Act 2010, and any similar law that prohibits bribery or corruption.

(m)	Neither the Company nor any of its directors is (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC") or in any Executive Order issued by the President of the United States and administered by OFAC ("OFAC List") or a person or entity prohibited by any OFAC sanctions program, (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons that are named on the OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the "Donetsk People's Republic", the "Luhansk People's Republic" or any other country or territory embargoed or subject to substantial trade restrictions by the United States; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The Company agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Company is permitted to do so under applicable law. To the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC List.

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(n)	The Company is not, and immediately after issuance of the Subscribed Shares will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

(o)	The Company has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker's or finder's fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement for which the undersigned Investor could become liable. The Company is not aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Subscribed Shares.

(p)	All material information about the financial position of the Company and its subsidiaries as of the date of this Subscription Agreement and the Closing Date has been provided to the Investor and fairly represents the true, accurate, complete and up to date financial position of the Company and its subsidiaries.

(q)	The quarterly balance sheet as of September 30, 2025 which shows the overall liabilities due to, inter alia, liabilities arising from delivery, finance liabilities and shareholder loans has been provided to the Investor (the "Q3 2025 Balance Sheet"). Apart from the Outstanding Claims and other liabilities as disclosed in the Q3 2025 Balance Sheet to the Investor, the Company and its subsidiaries have no other liabilities or obligations (whether absolute or contingent, accrued or unaccrued, liquidated or unliquidated or due or to become due) as of September 30, 2025, nor is there any condition, situation or set of circumstances existing which could reasonably be expected to result in the aforementioned for the Company or its subsidiaries, that would adversely impact the Company's ability to set off the Outstanding Claims.

4.	INVESTOR REPRESENTATIONS AND WARRANTIES

The Investor represents and warrants to the Company that:

(a)	The Investor (i) is acquiring the Subscribed Shares only for his, her or its own account and not for the account of others, and (ii) is not acquiring the Subscribed Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any securities laws of the United States or any other jurisdiction. The Investor is not an entity formed for the specific purpose of acquiring the Subscribed Shares. The Investor further acknowledges that it is aware that the sale to it is being made in reliance on a private placement exemption from registration under the Securities Act and is acquiring the Subscribed Shares for its own account or for an account over which it exercises sole discretion for another qualified institutional buyer or accredited investor.

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(b)	The Investor acknowledges that the Subscribed Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Shares have not been and will not immediately be registered under the Securities Act or any other applicable securities laws, and thus will not be immediately available for trading on Nasdaq or any other stock exchange. The Investor acknowledges and agrees that the Subscribed Shares are being offered for resale in transactions not requiring registration under the Securities Act, and unless so registered, may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except in compliance with the registration requirements of the Securities Act or any other applicable securities laws, pursuant to any exemption therefrom or in a transaction not subject thereto. The Investor acknowledges that the Subscribed Shares will be subject to transfer restrictions under applicable securities laws and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Subscribed Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges that the Subscribed Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year from the Closing Date. The Investor acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Subscribed Shares.

(c)	The Investor acknowledges and agrees that the Investor is purchasing the Subscribed Shares from the Company. The Investor further acknowledges that there have been no representations or warranties on which the Investor may rely on in purchasing the Subscribed Shares made to the Investor by or on behalf of the Company or any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations or warranties, of the Company expressly set forth in this Subscription Agreement. The Investor understands that, save as otherwise set forth in the Registration Statement (as defined below) or any SEC Report, certain financial information (whether historical or in the form of financial forecasts or projections) of the Company has been prepared and reviewed solely by the Company and its respective officers, directors and employees, as applicable, and have not been reviewed by any outside party or certified or audited by an independent third-party auditor or audit firm.

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(d)	The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Subscribed Shares, including with respect to the business of the Company and its direct and indirect subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that he, she or it has reviewed, the SEC Reports and other information as the Investor have deemed necessary to make an investment decision with respect to the Subscribed Shares (noting that the Form 20-F of the Company for the year ended December 31, 2024 has not yet been filed). However, neither any such inquiries, nor any due diligence investigation conducted by the Investor or any of the Investor's professional advisors nor anything else contained herein, shall modify, limit, or otherwise affect the Investor's right to rely on each of the representations and warranties of the Company contained in this Subscription Agreement. The Investor acknowledges and agrees that the Investor and the Investor's professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information from the Company as the Investor and such Investor's professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Shares.

(e)	The Investor became aware of this offering of the Subscribed Shares solely by means of direct contact between the Investor and the Company or a representative of the Company, and the Subscribed Shares were offered to the Investor solely by direct contact between the Investor and the Company or a representative of the Company. The Investor did not become aware of this offering of the Subscribed Shares, nor were the Subscribed Shares offered to the Investor, by any other means. The Investor acknowledges that the Subscribed Shares (i) were not offered to it by any form of general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act and (ii) to its knowledge, are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company and any of their affiliates or any control persons, officers, directors, employees, partners, agents or representatives), other than the representations and warranties of the Company contained in this Subscription Agreement, in making its investment decision to invest in the Company. The Investor acknowledges that certain information provided to the Investor was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

(f)	The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Shares, including those set forth in the SEC Reports. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor acknowledges that, except for representations and warranties of the Company set forth in this Subscription Agreement, the Company has not provided any tax or financial advice or any other representation or guarantee regarding the tax or financial consequences of the transactions contemplated by this Subscription Agreement or the Transaction. The Investor is able to sustain a complete loss on its investment in the Subscribed Shares; and has no reason to anticipate any change in circumstances, financial or otherwise, which may cause or require any sale or distribution of all or any part of the Subscribed Shares in violation of applicable securities laws.

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(g)	Alone, or together with any professional advisor(s), the Investor has adequately analyzed and considered the risks of an investment in the Subscribed Shares and, assuming the accuracy of representations and warranties set forth in this Subscription Agreement, determined that the Subscribed Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor's investment in the Company. The Investor acknowledges specifically that a possibility of total loss exists.

(h)	In making its decision to purchase the Subscribed Shares, the Investor has relied solely upon independent investigation made by the Investor and the representations and warranties expressly set forth in Section 6 of this Subscription Agreement. The Investor further acknowledges it has (i) had access to, and an adequate opportunity to review and understand the materials and information made available to it in connection with the acquisition of the Subscribed Shares, including financial and other information as it deems necessary to make its decision to purchase the Subscribed Shares, (ii) been offered the opportunity to ask questions of the Company and received answers thereto, including on the financial information, as we deemed necessary in connection with its decision to purchase the Subscribed Shares and (ii) made its own assessment and satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Subscribed Shares. The Investor represents and warrants it is relying exclusively on its own investment analysis and due diligence (including professional advice it deems appropriate) with respect to its acquisition of the Subscribed Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters.

(i)	The Investor acknowledges that it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Subscribed Shares and has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment.

(j)	The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Shares or made any findings or determination as to the fairness of this investment.

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(k)	The Investor has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(l)	The execution, delivery and performance by the Investor of this Subscription Agreement and the transactions contemplated herein are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the Investor is not an individual, will not violate any provisions of the Investor's organizational documents, including, without limitation, its articles of incorporation, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature of the Investor on this Subscription Agreement is genuine, and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same or, if the Investor is not an individual, the signatory has been duly authorized to execute the same, and, assuming that this Subscription Agreement constitutes the legal, valid and binding obligation of the Company, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

Nothing herein is intended to limit the Investor's ability, subject to compliance with applicable securities laws, to trade in securities of issuers who may be in the same, or a similar, sector as the Company.

5.	REGISTRATION RIGHTS

(a)	The Company agrees that it shall file with the SEC (at its sole cost and expense) a registration statement registering the resale of the Shares (including the Subscribed Shares) to the public (a "Registration Statement"), and it shall use its reasonable best efforts to have the Registration Statement declared effective by the SEC as soon as practicable after the filing thereof. However, given that the Form 20-F of the Company for the year ended December 31, 2024 is delayed, Investor acknowledges that the Company may not be able to file such a Registration Statement before the filing of the Form 20-F.

(b)	The Company shall use reasonable best efforts to file all reports necessary to enable the Investor to resell the Subscribed Shares pursuant to the Registration Statement. For as long as the Investor holds Subscribed Shares, the Company shall use reasonable best efforts to file all reports necessary to enable the undersigned to resell the Subscribed Shares pursuant to Rule 144 of the Securities Act (when Rule 144 of the Securities Act becomes available to the Investor).

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6.	TERMINATION

This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, with the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement; provided that nothing herein will relieve any party from liability for any material breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such material breach.

7.	MISCELLANEOUS

(a)	Neither this Subscription Agreement nor any rights that may accrue to the parties hereunder (other than the Subscribed Shares, if any) may be transferred or assigned without the prior written consent of each of the other parties hereto; provided that, upon written notice to the Company, (i) this Subscription Agreement and any of the Investor's rights and obligations hereunder may be assigned to an affiliate or any fund or account advised or managed by the Investor or the same investment manager or investment advisor as the Investor or by an affiliate (as defined in Rule 12b-2 of the Exchange Act) of such investment manager or investment advisor without the prior consent of the other parties hereto and (ii) the Investor's rights under Section 5 may be assigned to an assignee or transferee of the Subscribed Shares; provided, further, that prior to such assignment any such assignee shall agree in writing to be bound by the terms hereof; provided, that no such assignment shall relieve the Investor of its obligations hereunder if any such assignee fails to perform such obligations.

(b)	The Company may request from the Investor such additional information the Company may reasonably deem necessary to register the resale of the Subscribed Shares and evaluate the eligibility of the Investor to acquire the Subscribed Shares, and the Investor shall as promptly as reasonably practicable provide such information as may reasonably be requested to the extent readily available and to the extent consistent with the Investor's internal policies and procedures; provided that the Company agrees to keep any such information provided by the Investor confidential except (i) as required by applicable federal securities laws or pursuant to a request by competent regulatory authorities or (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the applicable regulations of any national securities exchange on which the Company's securities are listed for trading. The Investor acknowledges and agrees that if it does not provide the Company with such requested information, the Company may not be able to register the Subscribed Shares for resale pursuant to Section 5 hereof. The Investor acknowledges that the Company may file a form of this Subscription Agreement that does not identify the Investor with the SEC as an exhibit to a periodic report or a registration statement of the Company.

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(c)	The Investor acknowledges that the Company will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing Date, each party hereto agrees to promptly notify the other parties hereto if any of their respective acknowledgments, understandings, agreements, representations and warranties set forth in Section 3 or Section 4, as applicable, above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case such party shall notify the other parties hereto if they are no longer accurate in any respect). Each party hereto acknowledges and agrees that the purchase by the Investor of Subscribed Shares from the Company will constitute a reaffirmation of the Investor's acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Investor as of the time of such purchase.

(d)	The Company is entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby; provided, however, that the foregoing clause of this Section 7(d) shall not give the Company any rights other than those expressly set forth herein. The Investor is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby; provided, however, that the foregoing clause of this Section 7(d) shall not give the Investor any rights other than those expressly set forth herein.

(e)	The Investor hereby acknowledges and agrees that from the date of this Subscription Agreement until the Closing Date (or the earlier termination of this Subscription Agreement in accordance with its terms), it will not, nor will any person acting at the Investor's direction or pursuant to any understanding with Investor (including Investor's controlled affiliates), directly or indirectly, offer, sell, pledge, contract to sell, sell any option in, or engage in hedging activities or execute any Short Sales with respect to, any Subscribed Shares or any securities of the Company or any instrument exchangeable for or convertible into any Shares or any securities of the Company.

(f)	All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing Date until the expiry of the applicable statute of limitations. For the avoidance of doubt, unless this Agreement has been terminated prior to Closing Date, all representations, warranties, covenants and agreements of the parties hereunder shall survive the consummation of the Transaction and remain in full force and effect until the expiry of the applicable statute of limitations.

(g)	This Subscription Agreement may not be amended, modified, waived or terminated (other than pursuant to the terms of Section 6 above) except by an instrument in writing, signed by each of the parties hereto. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

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(h)	This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 5(d), and Section 8 with respect to the persons specifically referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and assigns, and the parties hereto acknowledge that such persons so referenced are third-party beneficiaries of this Subscription Agreement with right of enforcement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.

(i)	Except as otherwise expressly provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(j)	If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(k)	This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(l)	The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

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(m)	This Subscription Agreement shall be governed by and construed in accordance with the laws of Germany (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related hereto), including matters of validity, construction, effect, performance and remedies.

(n)	Each party hereto hereby, and any person asserting rights as a third-party beneficiary may do so only if it, irrevocably agrees that any action, suit or proceeding between or among the parties hereto, whether arising in contract, tort or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Subscription Agreement or any related document or any of the transactions contemplated hereby or thereby ("Legal Dispute") shall be brought only to the exclusive jurisdiction of the courts of Stuttgart, Germany, and each party hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 7(n) is pending before a court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Each party hereto and any person asserting rights as a third-party beneficiary may do so only if it hereby waives, and shall not assert as a defense in any Legal Dispute, that (a) such party is not personally subject to the jurisdiction of the above named courts for any reason, (b) such action, suit or proceeding may not be brought or is not maintainable in such court, (c) such party's property is exempt or immune from execution, (d) such action, suit or proceeding is brought in an inconvenient forum, or (e) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 7(n) following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws. EACH OF THE PARTIES HERETO AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY MAY DO SO ONLY IF IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

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(o)	Any notice or communication required or permitted hereunder to be given to a party hereto shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier to such address(es) or email address(es) set forth on the signature page hereto, and shall be deemed to be given and received (i) when so delivered personally, or (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email.

8.	NON-RELIANCE AND EXCULPATION

The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation, warranty or other information made or provided by any person, firm or corporation, other than the statements, representations and warranties of the Company expressly contained in Section 3 of this Subscription Agreement, in making its investment or decision to invest in the Company. For purposes of this Subscription Agreement, "Non-Party Affiliates" means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of the Company or any of the Company's respective controlled affiliates or any family member of the foregoing.

9.	DISCLOSURE

The Company shall, by 9:00 a.m., New York City time, or as soon as reasonably possible thereafter, on the first (1st) business day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the SEC a Current Report on Form 6-K (collectively, the "Disclosure Document") disclosing all material terms of the transactions contemplated hereby and any other material, nonpublic information that the Company has provided to the Investor at any time prior to the filing of the Disclosure Document.

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10.	WAIVER OF LIABILITY IN RELATION TO LATE FORM 20-F FILING AND NONPUBLIC INFORMATION

(a)	Under SEC Rule 10b-5 ("Rule 10b-5"), a company may not omit any material information when dealing with investors. Since the Company is late in filing their Form 20-F with the SEC, the Company's publicly available data is out-of-date and any newer nonpublic information that the Investor is shown is preliminary and not intended to be relied upon as filed SEC data would be. The Investor agrees to waive all Rule 10b-5 liability that the Company would otherwise hold in relation to this Agreement.

(b)	In connection with this Agreement, the Investor may receive material nonpublic information intended to be filed with the Company's delated Form 20-F filing. Upon receipt of such information, the Investor hereby understands that they will be restricted from trading the Company's shares until such information becomes publicly available in the upcoming filing.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

XJ Harbour HK Limited

By:	/s/ Mak Tsz Ming
Name:	Mak Tsz Ming
Title:	Director

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IN WITNESS WHEREOF, the Company has accepted this Subscription Agreement as of the date set forth below.

SCHMID Group N.V.

By:	/s/ Christian Schmid
Name:	Christian Schmid
Title:	CEO

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IN WITNESS WHEREOF, each of the Pledgors has accepted this Subscription Agreement as of the date set forth below.

Christian Schmid

By:	/s/ Christian Schmid

Anette Schmid

By:	/s/ Anette Schmid

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